Exhibit 10.9

NORTHERN OIL AND GAS, INC.

AMENDED AND RESTATED
2009 EQUITY INCENTIVE PLAN

Restricted Stock Agreement

Name of Grantee:
No. of Shares Covered:	Date of Issuance:
Vesting Schedule pursuant to Section 3:
Vesting Date(s)	Shares Released From Restrictions

This Restricted Stock Agreement (“Agreement”) has been made as of the Date of Issuance set forth above between Northern Oil and Gas, Inc., a Minnesota Corporation (the “Company”), and the above-named Grantee.

Recitals

WHEREAS, the Company maintains the Northern Oil and Gas, Inc. Amended and Restated 2009 Equity Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, the Board of Directors (the “Board”) of the Company has appointed the Compensation Committee (the “Committee”) with the authority to determine the awards to be granted under the Plan; and

WHEREAS, the Committee or its designee has determined that the Grantee is eligible to receive an award under the Plan in the form of restricted stock and has set the terms thereof.

NOW, THEREFORE, the Company and the Grantee mutually agree as follows:

Terms and Conditions*

1.	Grant of Restricted Shares.

(a)
Grant. The Company hereby issues to the Grantee the number of shares specified at the beginning of this Agreement (the “Restricted Shares”) on the terms and conditions and subject to the restrictions set forth in this Agreement. The term “Restricted Shares” also refers to all securities received by the Grantee in replacement of or in connection with the Restricted Shares granted hereby pursuant to a recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant event.

(b)
Certificate. Within a reasonable time after the execution of this Agreement by the Grantee and the Company, the Company shall cause a book entry representing the Restricted Shares to be made in the name of the Grantee by the Company’s transfer agent and registrar, or have a certificate or certificates representing the Restricted Shares issued in the name of the Grantee and held by the Company or its designee, until the vesting and other conditions set forth in this Agreement have been satisfied. The Company shall pay all original issue or transfer taxes, if any, with respect to the issue or transfer of the Restricted Shares and all fees and expenses necessarily incurred by the Company in connection therewith. All Restricted Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to deliver a certificate or certificates representing any Restricted Shares prior to (i) the vesting of such Restricted Shares in accordance with Section 3 and (ii) the completion of such registration or other qualification of such Restricted Shares for sale under the laws, rules or regulations of any state or other jurisdiction as the Company shall determine to be necessary or desirable. Upon the vesting of Restricted Shares in accordance with Section 3 and provided that the other conditions set forth in the previous sentence and elsewhere in this Agreement have been satisfied, the Company shall deliver such vested Restricted Shares in uncertificated format, or deliver a certificate or certificates representing such vested Restricted Shares, to the Grantee as promptly as practicable.

2.
Shareholder Rights. As the owner of record of the shares of Common Stock issued pursuant to this Restricted Stock Award, the Grantee is entitled to all the rights of a shareholder of the Company, including the right to vote, the right to receive cash or stock dividends, and the right to receive shares in any recapitalization of the Company. If the Grantee receives any additional shares by reason of being the holder of the shares of Common Stock issued or transferred under this Restricted Stock Award or of the additional shares previously distributed to the Grantee, all the additional shares shall be subject to the provisions of this Agreement.

3.
Vesting. The Restricted Shares shall cease to be subject to forfeiture under Section 4 hereof in the numbers and on the dates specified in the vesting schedule at the beginning of this Agreement; provided, however, that the Restricted Shares shall immediately cease to be subject to forfeiture under Section 4 hereof (i) upon the occurrence of a Change of Control (as defined in the Plan) or (ii) if the Grantee’s employment with the Company terminates because of death or disability. Restricted Shares that have so ceased to be subject to forfeiture are sometimes referred to as “vested” or as “Vested Shares” in this Agreement.

*
Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future. If the Grantee hereunder is a director of the Company, rather than an employee, all references herein to “employment with the Company” and similar phrases shall be deemed to mean “service as a director of the Company.”

4.	Forfeiture Events and Transfer Restrictions.

(a)
Forfeiture Events. Upon the occurrence of a “Forfeiture Event” (as defined below), the Grantee shall forfeit to the Company all of the Restricted Shares that have not become vested pursuant to Section 3, and upon such forfeiture the Grantee shall immediately return any stock certificates representing any unvested Restricted Shares then held by the Grantee and execute and deliver such stock powers as the Company may request. The Restricted Shares that are forfeited pursuant to the previous sentence shall become authorized but unissued shares of the Company’s capital stock. A Forfeiture Event means any of the following events:

(i)
termination of the Grantee’s status as an employee of the Company for any reason (other than death or disability), whether by the Company with or without cause, voluntarily or involuntarily by the Grantee or otherwise (“Termination of Employment”); or

(ii)
any attempt to transfer or otherwise dispose of any of the Restricted Shares, or to levy any attachment or pursue any similar involuntary process with respect to any Restricted Shares, in violation of Section 4(b) of this Agreement.

For purposes of this Agreement, a leave of absence granted by the Board shall not be deemed a Termination of Employment.

(b)
Limitation on Transfer. Until such time as the Restricted Shares have become vested under Section 3, the Grantee shall not transfer the Restricted Shares and the Restricted Shares shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares contrary to the provisions hereof, and any attempt to levy any attachment or pursue any similar process with respect to them, shall be null and void.

5.
Tax Withholding; Surrender for Tax Payments. The parties hereto recognize that the Company may be obligated to withhold federal and state taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that the Grantee elects under Code Section 83(b) to report the receipt of the Restricted Shares as income in the year of receipt, upon the Grantee’s receipt of the Restricted Shares. The Grantee agrees that, at such time, if the Company is required to withhold such taxes, the Grantee will promptly pay, in cash or through the forfeiture of Vested Shares or other unencumbered shares of Company common stock to the Company (or in any other manner permitted by the Committee in accordance with the terms of the Plan), upon demand, to the Company or the subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation. Without limiting the foregoing, to the extent the Company is required to withhold taxes or the Grantee is required to pay taxes in connection with the vesting or receipt of shares of Company common stock granted through any Award under the Plan, the Grantee shall have the option to pay to the Company all amounts necessary to satisfy such tax obligations through either (a) cash payment or (b) the forfeiture of unencumbered shares of Company common stock, including but not limited to shares of the vesting or received Company common stock.  The Grantee further acknowledges that the Company has directed the Grantee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Grantee may reside, and the tax consequences of the Grantee’s death.

6.	Restrictive Legends and Stop-Transfer Orders.

(a)	Legends. Any stock certificate or certificates issued to evidence ownership of the Restricted Shares pursuant to this Agreement shall bear the following legend on the reverse side:

These shares have been issued or transferred subject to a Restricted Stock Agreement and are subject to substantial restrictions, including but not limited to, a prohibition against transfer, either voluntarily or involuntarily, and a provision requiring transfer of these shares to Northern Oil and Gas, Inc. without any payment in the event of termination of the employment of the registered owner, all as more particularly set forth in a Restricted Stock Agreement, a copy of which is on file with our company.

(b)
Stop-Transfer Notices. The Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)
Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.

7.
Specific Performance. By accepting this Restricted Stock Award and the issuance and delivery of the shares of common stock pursuant to this Agreement, the Grantee acknowledges that the Company does not have an adequate remedy in damages for the breach by the Grantee of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to an order or a decree of specific performance against the Grantee issued by any court having jurisdiction.

8.	No Guarantee of Employment. Nothing in this Agreement or in the Plan shall confer upon the Grantee the right to continued employment with the Company.

9.	Acknowledgment of Receipt of Copy. By execution hereof, the Grantee acknowledges having received a copy of the Plan.

10.
Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the issuance and sale of the Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance and sale of these Restricted Shares and the administration of the Plan; provided, however, that to the extent any term of this Agreement is inconsistent with the terms of any employment or similar agreement between Grantee and the Company, such employment or similar agreement shall govern (so long as not in violation of the Plan).

11.
Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. A waiver by the Company of any provision of this Agreement shall not operate as a waiver of the same or any other provision of this Agreement at any subsequent time for any other purpose.

12.
Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Grantee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

13.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Grantee.

14.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict-of-law principles).

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantee and the Company have executed this Agreement as of the Date of Issuance specified at the beginning of this Agreement.

GRANTEE

_______________________________

NORTHERN OIL AND GAS, INC.

_______________________________
By

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Its